Exhibit 10.3

November 8, 2017

Re: Letter Agreement

Dear Samuel R. Rubio,

Reference is made to that certain Severance Protection Agreement, between you and GulfMark Offshore, Inc. (the “Company”), dated April 6, 2016 (the “Existing Agreement”).

As you may be aware, the Company entered into a Restructuring Support Agreement on May 15, 2017 (the “RSA”) and filed a petition for relief under chapter 11 of title 11 of the United States Code to implement a restructuring of its balance sheet (the “Reorganization”) on May 17, 2017.

In consideration of the benefits contemplated by the RSA, you and the Company hereby agree that, as set forth in the RSA and the Amended Chapter 11 Plan of Reorganization of GulfMark Offshore, Inc., as modified on October 2, 2017 (Docket No. 309), as may be amended from time to time in accordance with the terms of the Restructuring Support Agreement (the “Plan of Reorganization”):

(i) prior to the assumption or rejection of the Existing Agreement, you and the board of directors of the reorganized Company (the “New Board”) will engage in good faith negotiations regarding changes to the Existing Agreement within the thirty (30) day period following the effective date of the Plan of Reorganization (the “Negotiation Period”); and

(ii) notwithstanding anything to the contrary in the Existing Agreement or any other agreement between you and the Company, neither the Reorganization nor the transactions contemplated by the Plan of Reorganization will constitute a ‘Change of Control’ for purposes of the Existing Agreement or any other employment, severance, change of control or similar type of agreement or arrangement covering you.

The Negotiation Period may be extended by a mutual agreement of you and the New Board. For the avoidance of doubt, the reorganized Company will have the right to reject the Existing Agreement if you and the New Board do not come to a mutually acceptable agreement during the Negotiation Period, as it may be extended by mutual agreement from time to time.

Sincerely,

GULFMARK OFFSHORE, INC.

/s/ Quintin V. Kneen By: Quintin V. Keen Title: President & CEO	Accepted and Agreed: /s/ Samuel R. Rubio
Samuel R. Rubio

GulfMark Offshore, Inc. | 842 W Sam Houston Parkway N| Suite 400 | Houston, Texas 77024

Phone 713 963-9522 | Fax 713 963-9796